                                                                  Mark J. Seelig
                                                                         Partner
                                                           Direct (212) 655-3555
                                                              Fax (646) 539-3655
                                                   mark.seelig@meisterseelig.com

March 30, 2005

International Metal Enterprises, Inc.
One Penn Plaza, Suite 2514
New York, NY 10119

Dear Sirs:

Reference is made to the Registration Statement on Form S-1 ("Registration
Statement") filed by International Metal Enterprises, Inc. ("Company"), a
Delaware corporation, under the Securities Act of 1933, as amended ("Act"), covering (i) 33,500,000 Units, with each Unit consisting of one share of the
Company's common stock, par value $.0001 per share (the "Common Stock"), and warrants to purchase two shares of the Company's Common Stock (the "Warrants")
to the underwriters for whom Sunrise Securities Corp., Inc. is acting as representative (collectively, the "Underwriters"), (ii) up to 5,025,000 Units
(the "Over-Allotment Units") which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (iii) up to
1,675,000 Units (the "Purchase Option Units") which Sunrise Securities Corp.
will have the right to purchase ("Purchase Option") for its own account or that of its designees, (iv) all shares of Common Stock and all Warrants issued as part of the Units, Over-Allotment Units and the Purchase Option Units and (v)
all shares of Common Stock issuable upon exercise of the Warrants included in the Units, Over-Allotment Units and Purchase Option Units.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including, without limitation, the Company's Amended and Restated Certificate of
Incorporation, its By-Laws and the unanimous written consent of its stockholder and Board of Directors. We have also examined certain certificates of offices officers of the Company and public officials. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those documents.

     Based upon the foregoing, we are of the opinion that:

     1. The Units, the Over-Allotment Units, the Purchase Option Units, the
Warrants and the Common Stock to be sold to the Underwriters, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non assessable.

                                                                       Addressee
                                                                          Page 2
                                                                       3/30/2005

     2. Each of the Purchase Option and Warrants constitutes legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained such documents, if any, may be limited by applicable federal or state law and considerations of public policy.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations and do not purport to express any opinion on the laws of any other jurisdiction. Our opinions expressed herein are based upon current interpretation of applicable law and facts existing ss of the date hereof and we disclaim any obligation to advise you of any developments or changes either in applicable law or facts that may occur after the date hereof.
We hereby consent to the use of this opinion as an exhibit to the Registration
Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof.
In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

MEISTER SEELIG & FEIN LLP

By: /s/ Mark J. Seelig
    ------------------

MJS/edr